UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Atheros Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0485570
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

529 Almanor Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-110807

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0005 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

In response to this item, incorporated by reference is the description of the Common Stock, $0.0005 par value per share (the “Common Stock”) of Atheros Communications, Inc. (the “Registrant”) contained under the caption “Description of Capital Stock” in the Prospectus (Subject to Completion) dated December 30, 2003 that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-110807) (the “Registration Statement”), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description of Document

1(a)	Amended and Restated Certificate of Incorporation of the Registrant and amendments thereto (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

2(a)	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).

2(b)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 30, 2003

Atheros Communications, Inc.

By	/s/ Jack R. Lazar
Jack R. Lazar
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

Exhibit Number	Description of Document

1(a)	Amended and Restated Certificate of Incorporation of the Registrant and amendments thereto (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

2(a)	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).

2(b)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).